--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                  (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          WORTHINGTON INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                                                   [WORTHINGTON INDUSTRIES LOGO]

August 29, 2002

Dear Worthington Industries Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 26, 2002. The meeting will be held at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio, 43085. The Notice of Annual Meeting of Shareholders and Proxy Statement that follow contain information concerning the business to be conducted at the meeting, including the election of three directors.

     It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. I ask that you sign, date and return the enclosed proxy card promptly. Alternatively, registered shareholders may transmit voting instructions for their shares electronically through the Internet or by telephone by following the simple instructions on the proxy card. If you do attend the meeting, you may revoke your proxy in open meeting and vote in person if you so desire. For those shareholders who are unable to attend the meeting, a live audio webcast will be available via Internet link at www.worthingtonindustries.com.

     I look forward to personally greeting those shareholders who attend the meeting. On behalf of the Board of Directors and our management team, I would like to express our appreciation for your continued interest in Worthington Industries.

                                           Sincerely,

                                           /s/ John P. McConnell
                                           John P. McConnell
                                           Chairman and Chief Executive Officer

                                                   [WORTHINGTON INDUSTRIES LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
  WORTHINGTON INDUSTRIES, INC.:

     Notice is hereby given that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Worthington Industries, Inc. (the "Company") will be held at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio, on September 26, 2002 at 2:00 p.m., Eastern Daylight Time. The Annual Meeting is being held for the following purposes:

        1. To elect three directors, each for a term of three years; and

        2. To transact such other business as may properly come before the Annual Meeting or any adjournment.

     Only shareholders of record at the close of business on August 1, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment. A copy of the Company's Annual Report for the fiscal year ended May 31, 2002 accompanies this notice.

     PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO TRANSMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. YOU MAY STILL VOTE IN PERSON AT THE ANNUAL MEETING BY PROPERLY REVOKING YOUR PROXY. PLEASE VOTE PROMPTLY. IT WILL HELP ENSURE A QUORUM IS PRESENT AND AVOID ADDITIONAL PROXY SOLICITATION COSTS.

                                           Very truly yours,

                                           Dale T. Brinkman
                                           Secretary

August 29, 2002

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085
                                 (614) 438-3210

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     This Proxy Statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of Worthington Industries, Inc. The proxies are being solicited for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 26, 2002, at the Worthington Industries Athletic Center, 905 Dearborn Drive, Columbus, Ohio 43085, or any adjournment. Only shareholders of record at the close of business on August 1, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company is mailing this Proxy Statement and the accompanying proxy card to those shareholders on or about August 29, 2002.

     As used herein, the term "Company" means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term "Common Shares" means the Company's Common Shares, without par value.

     To ensure that your Common Shares will be voted at the Annual Meeting, please sign, date and mail your proxy card in the enclosed envelope promptly, or transmit your voting instructions electronically by accessing the Internet site or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on September 25, 2002. The Internet and telephone procedures for transmitting voting instructions are designed to authenticate shareholders' identities, to allow shareholders to submit their voting instructions and to confirm that their instructions have been properly recorded. There are no fees or charges associated with transmitting voting instructions via the Internet or by telephone other than fees or charges, if any, that you would typically pay for access to the Internet and for telephone service.

     Those Common Shares represented by properly signed proxies or properly authenticated votes recorded electronically through the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted as directed by the shareholder. All valid proxies received prior to the Annual Meeting that do not specify how Common Shares should be voted will be voted FOR each of the nominees listed below under the caption "ELECTION OF DIRECTORS." No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

     You may revoke a proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and returning to the Company a later-dated proxy card, by voting in person at the Annual Meeting (but only if you are the registered shareholder), by submitting a later-dated electronic vote through the Internet if you previously voted through the Internet, or by voting by telephone at a later date if you previously voted by telephone. Attending the Annual Meeting does not, in itself, revoke a previously appointed proxy.

     Shareholders holding Common Shares in "street name" with a broker, bank or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the Common Shares held in "street name" and how to revoke any previously given instructions.

     The solicitation of proxies may be made by mail, personal interview, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive additional compensation for such solicitation activities. In addition, the Company has retained Georgeson Shareholder to aid in the solicitation of proxies for a fee of approximately $1,900 plus out-of-pocket expenses. Other than the Internet access and telephone service fees described above, all proxy solicitation costs will be borne by the Company.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

VOTING RIGHTS

     At the Record Date, the total number of outstanding Common Shares entitled to vote at the Annual Meeting is 85,596,365. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment. Each shareholder is entitled to one vote for each Common Share held. There are no cumulative voting rights in the election of directors.

     The results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Common Shares represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic voting instructions recorded through the Internet or by telephone will be counted toward the quorum in all matters even though they are marked "Withhold All" or are not marked at all. Broker/dealers who hold Common Shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on some matters, but broker/dealers may not vote such Common Shares on other matters without specific instructions from the customer who owns such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. These proxies count toward the establishment of a quorum.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, during the fiscal year ended May 31, 2002 ("Fiscal 2002") all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares under
Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with except that John H. McConnell filed an amended Form 5 on July 30, 2002 to include an acquisition of Common Shares made by his spouse in October 1995, which Common Shares are held in an investment account in street name and were inadvertently not reported.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Common Shares are the Company's only outstanding class of voting securities. The following table furnishes, as of August 1, 2002, certain information regarding the beneficial ownership of the Company's Common Shares by
(i) each person known to management to beneficially own more than 5% of the Common Shares, (ii) each director, director nominee and executive officer named in the Summary Compensation Table, and (iii) all current directors and executive officers as a group.

                                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS (2)
------------------------                    ------------------------    --------------------
John H. McConnell.........................         16,120,431(3)               18.82%
  1205 Dearborn Drive
  Columbus, Ohio 43085
Barclays Global Investors, NA.............          4,884,989(4)                5.72%
Barclays Global Fund Advisors
Barclays Global Investors, LTD
Barclays Trust and Banking Company (Japan)
Ltd.
Barclays Capital Securities, Ltd.
  45 Fremont Street
  San Francisco, CA 94105
John T. Baldwin...........................            122,470(5)                   *
John B. Blystone..........................             11,000(6)                   *
John S. Christie..........................            269,468(7)                   *
William S. Dietrich, II...................             40,000(8)                   *
Michael J. Endres.........................             68,100(9)                   *
Edward A. Ferkany.........................            130,254(10)                  *
Peter Karmanos, Jr. ......................             56,000(6)                   *
John R. Kasich............................              6,000(6)                   *
John P. McConnell.........................          1,495,030(11)               1.74%
Sidney A. Ribeau..........................              7,200(6)                   *
Ralph V. Roberts..........................            129,288(12)                  *
Mary Fackler Schiavo......................             10,011(6)                   *
All Directors and Executive Officers as a
  Group (16 people).......................         18,729,565(13)              21.62%

* less than 1%
---------------

(1) Unless otherwise stated, each shareholder named in this table has sole voting and investment power over the listed Common Shares, or shares such power with his or her spouse.

(2) The Percent of Class is based on the sum of 85,596,365 Common Shares outstanding on August 1, 2002 and the number of Common Shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon exercise of currently exercisable options or options exercisable within 60 days of August 1, 2002 (collectively, "Currently Exercisable Options").

(3) Includes 13,402,982 Common Shares held of record by JDEL, Inc. ("JDEL"), a Delaware corporation. The directors of JDEL have given Mr. McConnell sole voting and investment power with respect to these Common Shares. JDEL, Inc., is a wholly-owned subsidiary of JMAC, Inc. ("JMAC"), a private investment firm substantially owned, directly or indirectly, by John H. McConnell, John P. McConnell and a family partnership of John H. McConnell, John P. McConnell and their families (collectively the "McConnell Family"). See, "RELATED PARTY TRANSACTIONS." Also included are 50,000 Common Shares subject to Currently Exercisable Options and 511,750 Common Shares held by John H. McConnell's wife, as to which 511,750 Common Shares beneficial ownership is disclaimed. The table does not include 2,428,312 Common Shares (2.8% of Common Shares outstanding) held by an independent trustee, in trust for the benefit of Mr. McConnell's wife, his adult daughter and his son, John P. McConnell, over which Common Shares the trustee has investment and voting power, subject to the approval of Mrs. McConnell. Beneficial ownership of these 2,428,312 Common Shares is disclaimed. John H. McConnell currently serves as a Director and as Chairman Emeritus and Founder of the Company. Mr. McConnell will be retiring from the Board of Directors as of the Annual Meeting.

(4) Based on information contained in the Schedule 13G filed on February 14, 2002 with the Securities and Exchange Commission ("SEC"). The banks have sole voting power as to 4,733,081 Common Shares and sole investment power as to 4,884,989 Common Shares. The reported Common Shares are held by the banks in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5) Included are 1,600 Common Shares held by John T. Baldwin as custodian for his minor children and 93,800 Common Shares subject to Currently Exercisable Options.

(6)  Includes 6,000 Common Shares subject to Currently Exercisable Options.

(7) Includes 120,000 Common Shares subject to Currently Exercisable Options. Also included are 140,000 Common Shares held in The McConnell Educational Foundation for the benefit of third parties, of which John P. McConnell and John S. Christie are two of the co-trustees and share voting and investment power. Beneficial ownership of these 140,000 Common Shares is disclaimed.

(8)  Includes 30,000 Common Shares subject to Currently Exercisable Options.

(9) Includes 6,000 Common Shares subject to Currently Exercisable Options. Includes 10,000 Common Shares held by Mr. Endres' wife. Beneficial ownership of these Common Shares is disclaimed.

(10) Includes 100,800 Common Shares subject to Currently Exercisable Options. Includes 22,189 Common Shares held by Mr. Ferkany's wife. Beneficial ownership of these Common Shares is disclaimed.

(11) Included are 47,735 Common Shares held by John P. McConnell as custodian for his minor children and 315,800 Common Shares subject to Currently Exercisable Options. Also includes 118,000 Common Shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and shares voting and investment power. See, "RELATED PARTY TRANSACTIONS." Also included are 140,000 Common Shares held in The McConnell Educational Foundation for the benefit of third parties, of which John P. McConnell and John S. Christie are two of the trustees and share voting and investment power. Beneficial ownership of these 140,000 Common Shares is disclaimed.

(12) Includes 96,800 Common Shares subject to Currently Exercisable Options. Includes 200 Common Shares held by Mr. Roberts' wife. Beneficial ownership of these Common Shares is disclaimed.

(13) Includes 1,053,000 Common Shares subject to Currently Exercisable Options.

                             ELECTION OF DIRECTORS

     At a meeting held on May 18, 2002, pursuant to Section 2.02(A) of the Company's Code of Regulations, the Board of Directors, by unanimous vote, effective as of the date of the Annual Meeting, reduced the number of directors from 10 to 9, with the seat being taken from the class of directors to be elected at the Annual Meeting. As a result, only three directors will be elected at the Annual Meeting and proxies may not be voted for a greater number of individuals than the number of nominees named.

     The Board of Directors has designated John S. Christie, Michael J. Endres and Peter Karmanos, Jr. as nominees for election as directors of the Company for terms expiring in 2005. Messrs. Christie, Endres and Karmanos are currently serving as directors of the Company for terms that expire at the Annual Meeting and each has served continuously as a director since

1999, 1999 and 1997, respectively. John H. McConnell will be retiring from the Board of Directors at the Annual Meeting, which is the expiration of his current term.

     Under Ohio law and the Company's Code of Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card. In the event a nominee who would otherwise receive the required number of votes is unable to serve, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     THE COMMON SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS THE SHAREHOLDER EXECUTING THE PROXY CARD INSTRUCTS OTHERWISE.

     The following table sets forth the name, age and certain biographical information for each of the Company's continuing directors and each of the individuals nominated by the Board of Directors for election to the Board of
Directors:

             NAME                AGE              POSITION AND OTHER BUSINESS EXPERIENCE
             ----                ---              --------------------------------------
                                             NOMINEES
John S. Christie                 52     Director continuously since 1999. Mr. Christie has served
                                        as President and Chief Operating Officer of the Company
                                        since June 1999. Prior to that time, Mr. Christie served
                                        as President of JMAC, Inc., a private investment company,
                                        from 1995 through June 1999. Mr. Christie is also a
                                        director of Neoprobe Corporation.
Michael J. Endres                54     Director continuously since 1999 and member of the
                                        Executive, Audit and Compensation and Stock Option
                                        Committees. Mr. Endres is a Partner of Stonehenge
                                        Financial Holdings, Inc., a private equity investment
                                        firm, which he co-founded in August 1999. For more than
                                        five years prior to that time, he served as Chairman of
                                        BancOne Capital Partners, a financing entity, and as Vice
                                        Chairman of BancOne Capital Corporation, an investment
                                        banking firm. Mr. Endres also serves as a director of
                                        Applied Innovation Inc.
Peter Karmanos, Jr.              59     Director continuously since 1997, Chairman of the
                                        Nominating/Governance Committee and member of the
                                        Compensation and Stock Option Committee. Mr. Karmanos has
                                        held the position of Chairman of the Board, Chief
                                        Executive Officer and Co-Founder of Compuware Corporation,
                                        a software development company, for more than five years.
                                        Mr. Karmanos also serves as a director of Compuware
                                        Corporation and Taubman Centers, Inc.

             NAME                AGE              POSITION AND OTHER BUSINESS EXPERIENCE
             ----                ---              --------------------------------------
                                CONTINUING DIRECTORS THROUGH 2003
John B. Blystone                 49     Director continuously since 1997, Chairman of the
                                        Compensation and Stock Option Committee and member of the
                                        Executive Committee. Mr. Blystone has served as Chairman,
                                        President and Chief Executive Officer of SPX Corporation,
                                        a global provider of technical products and systems,
                                        industrial products and services, flow technology and
                                        service solutions, for more than five years. Mr. Blystone
                                        is also a director of SPX Corporation and serves as
                                        Chairman of the Board of Directors of Inrange Technologies
                                        Corporation.
William S. Dietrich, II          64     Director continuously since 1996. Mr. Dietrich has served
                                        as Chairman of the Board of Dietrich Industries, Inc., a
                                        subsidiary of the Company, for more than five years. Mr.
                                        Dietrich is also a director of Carpenter Technologies
                                        Corporation and, during the fiscal year ending May 31,
                                        2002, the Mallard Fund, Inc.
Sidney A. Ribeau                 54     Director continuously since 2000 and member of the Audit
                                        and Nominating/Governance Committees. Dr. Ribeau has
                                        served as President of Bowling Green State University for
                                        more than five years. Dr. Ribeau is also a director of The
                                        Andersons, Inc. and Convergy's Corporation.
                                CONTINUING DIRECTORS THROUGH 2004
John P. McConnell                48     Chairman of the Board of Directors continuously since
                                        1996, Director continuously since 1990 and member of the
                                        Executive Committee. Mr. McConnell has served as Chief
                                        Executive Officer of the Company since June 1993. Mr.
                                        McConnell is also a director of Alltel Corporation. John
                                        P. McConnell is John H. McConnell's son.
John R. Kasich                   50     Director continuously since February 2001 and member of
                                        the Audit and Nominating/Governance Committees. Mr. Kasich
                                        has been a managing director for Lehman Brothers, an
                                        investment banking group, in Columbus, Ohio since January
                                        2001. Prior to that time, for more than five years, Mr.
                                        Kasich was a member of the U. S. House of Representatives.
                                        Mr. Kasich also serves as a director of Invacare
                                        Corporation and Instinet Group Incorporated.
Mary Fackler Schiavo             46     Director continuously since 1998, Chairman of the Audit
                                        Committee and member of the Nominating/Governance
                                        Committee. Ms. Schiavo has been a partner at Baum,
                                        Hedlund, Aristei, Guilford & Schiavo, P.C., a law firm in
                                        Los Angeles, California, since 2001. From 1997 through
                                        2001, Ms. Schiavo served as a professor at The Ohio State
                                        University and also as a consultant for NBC News. Prior to
                                        1997, Ms. Schiavo served as Inspector General for the
                                        U. S. Department of Transportation for six years.

COMPENSATION OF DIRECTORS

     We compensate our non-employee directors with a quarterly fee of $6,000, plus $1,500 for attendance at each board meeting, $1,000 for participation in each telephonic board meeting and $1,000 ($1,500 for a Committee chair) for attendance at each committee meeting.

     Pursuant to the Worthington Industries, Inc. Deferred Compensation Plan for Directors (the "Director Deferred Plan"), the directors, in general, may elect to defer the payment of all or a portion of their directors' fees until a specified date or until they are no longer associated with the Company. Participants in the Director Deferred Plan may elect to have their deferred fees invested at a rate reflecting either the increase or decrease in the fair market value per share of the Company's Common Shares with dividend reinvestment or a fixed rate. A committee appointed by the Board of Directors sets the fixed rate annually, no later than November 30 of each year to be effective during the next calendar year.

     In May 2000, the Board of Directors adopted and in September 2000 the shareholders approved the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors. Pursuant to this plan, each non-employee director receives an initial option grant to purchase 4,000 Common Shares and thereafter annual option grants as of the date of the Annual Meeting to purchase 2,000 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of grant. In general, the options vest one year from the date of grant and have a 10-year term. In Fiscal 2002, we granted options to purchase 2,000 Common Shares to each eligible non-employee director at an exercise price of $11.05 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  BOARD MEETINGS

     The Board of Directors of the Company held four meetings during Fiscal 2002. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors, and (ii) the total number of meetings held by all committees of the directors on which such director served, in each case during the period such director served.

  COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee members include Messrs. Blystone, Endres and Karmanos. The Committee met one time during Fiscal 2002. Its functions are to set and review all base and bonus compensation for officers of the Company and to administer the Company's stock option and long-term incentive plans.

  NOMINATING/GOVERNANCE COMMITTEE

     The Nominating/Governance Committee members include Mr. Karmanos, Mr. Kasich, Dr. Ribeau and Ms. Schiavo. The Committee met twice during Fiscal 2002. Its function is to recommend to the Board of Directors individuals to be nominated for election as directors by the shareholders and to fill any vacancies on the Board of Directors between shareholder meetings. The Committee will consider nominees recommended by shareholders, provided that such nominations are submitted in writing to Chairman, Nominating/Governance Committee, Worthington Industries, Inc., 1205 Dearborn Drive, Columbus, OH 43085, no later than the May 31 preceding the Annual Meeting. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected and a commitment by the nominee to meet personally with the Nominating/ Governance Committee.

     In accordance with Section 2.03(A) of the Company's Code of Regulations, any shareholder wishing to make a nomination of a director otherwise than through the Nominating/Governance Committee must give notice to the Secretary of the Company not less than 14 nor more than

50 days prior to the meeting at which directors will be elected, unless shareholders are given less than 21 days' notice of the meeting, in which case shareholder nominations would be permissible up to seven days after the notice of the meeting has been mailed. The notice of nomination must include the nominee's name, address and principal occupation, the number of Common Shares beneficially owned by the nominee and the nominating shareholder, the name and address of the nominating shareholder, as it appears on the Company's books, a written consent of the proposed nominee to serve if elected and any other information concerning the nominee required to be disclosed under the laws and regulations governing proxy solicitations.

     In addition to its nominating functions, the Nominating/Governance Committee is responsible for developing and recommending to the Board of Directors corporate governance principles for the Company.

  AUDIT COMMITTEE

     The Audit Committee members include Ms. Schiavo, Mr. Endres, Mr. Kasich and Dr. Ribeau, each of whom is an independent director as the term independence is defined in the New York Stock Exchange's corporate governance standards. The Committee met four times during Fiscal 2002.

     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its financial and accounting oversight functions. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates the Company's consolidated financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's consolidated financial statements. The Audit Committee also provides an avenue for communication between internal auditors, the independent accountants and the Board of Directors.

                             AUDIT COMMITTEE REPORT

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of, and report the results of its activities to, the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for Fiscal 2002 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditor the auditor's independence from management and the Company including the matters in the written disclosures required by the Independent Standards Board.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2002 for filing with the Securities and Exchange Commission.

                            AUDIT COMMITTEE

                            Mary Fackler Schiavo, Chairman
                            Michael J. Endres
                            John R. Kasich
                            Sidney A. Ribeau

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for Fiscal 2002 and the fiscal years ended May 31, 2001 ("Fiscal 2001") and May 31, 2000 ("Fiscal 2000"), the cash compensation and other benefits paid or provided by the Company to its Chief Executive Officer ("CEO") and its four other most highly compensated executive officers (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                                            ------------
                                                               AWARDS
                                                            ------------
                             YEAR    ANNUAL COMPENSATION     SECURITIES
    NAME AND PRINCIPAL      ENDED    --------------------    UNDERLYING       ALL OTHER
 POSITION IN FISCAL 2002    MAY 31   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
 -----------------------    ------   ---------   --------   ------------   ---------------
John P. McConnell            2002     400,000    490,000           --           37,886(1)
Chairman & Chief             2001     400,000    381,000      100,000            7,491
  Executive Officer          2000     400,000    564,000      133,000           59,406
John S. Christie             2002     245,000    410,000           --           20,286(2)
President & Chief            2001     225,000    306,500       70,000            8,895
  Operating Officer          2000     225,000    403,000      100,000            3,072
John T. Baldwin              2002     180,000    275,000           --           18,083(3)
Vice President &             2001     160,000    173,200       35,000            5,241
  Chief Financial Officer    2000     130,000    238,500       34,000            7,870
Edward A. Ferkany            2002     195,000    317,000           --           27,440(4)
President, The               2001     175,000    228,000       20,000           20,022
  Worthington Steel          2000     175,000    299,200       38,000          154,982
  Company
Ralph V. Roberts             2002     150,000    247,500           --           21,216(5)
Senior Vice President --     2001     150,000    221,250       20,000            6,869
  Marketing                  2000     150,000    308,000       38,000           46,561

---------------

(1) Includes $6,123 attributable to Fiscal 2002 Company contributions under the Worthington Industries, Inc. Deferred Profit Sharing Plan, effective December 1, 1971 and most recently amended and restated effective January 1, 2000 (the "DPSP"), $29,750 attributable to Fiscal 2002 Company contributions under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (the "Executive Deferred Plan") and $2,013 for term life insurance premiums.

(2) Includes $6,117 attributable to Fiscal 2002 Company contributions under the DPSP, $12,395 attributable to Fiscal 2002 Company contributions under the Executive Deferred Plan and $1,774 for term life insurance premiums.

(3) Includes $6,117 attributable to Fiscal 2002 Company contributions under the DPSP, $11,381 attributable to Fiscal 2002 Company contributions under the Executive Deferred Plan and $585 for term life insurance premiums.

(4) Includes $6,124 attributable to Fiscal 2002 Company contributions under the DPSP, $16,400 attributable to Fiscal 2002 Company contributions under the Executive Deferred Plan and $4,916 for term life insurance premiums.

(5) Includes $6,124 attributable to Fiscal 2002 Company contributions under the DPSP, $13,283 attributable to Fiscal 2002 Company contributions under the Executive Deferred Plan and $1,809 for term life insurance premiums.

EXECUTIVE DEFERRED PLANS

     Executives who choose to participate in the Executive Deferred Plan (as defined in footnote (1) above), may elect to defer the payment of up to 50% of their quarterly bonus until a specified date or until they are no longer associated with the Company. Participants in the Executive Deferred Plan may elect to have their deferred bonuses invested at a rate reflecting either the increase or decrease in the fair market value per share of the Company's Common Shares with dividend reinvestment or at a fixed rate. A committee appointed by the Board of Directors sets the fixed rate annually, no later than November 30 of each year to be effective during the next calendar year. In addition, the Company has the option under the Executive Deferred Plan to make contributions to the accounts of participants.

DEFERRED PROFIT SHARING PLAN

     The Named Executives also participate in the DPSP (as defined in footnote
(1) above), together with substantially all of the other regular full-time employees of the Company except those represented by labor unions. Contributions made by the Company are generally based on profits and are allocated quarterly to employee accounts based upon total compensation (subject to certain limitations) and length of service. Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability. In addition to the contributions made by the Company, the Named Executives and other participants in the DPSP may elect to make voluntary contributions from their salary or bonus.

OPTION GRANTS

     There were no grants of options made to the Named Executives during Fiscal 2002.

     Effective June 3, 2002, the Company granted an aggregate of 1,020,000 options to purchase Common Shares, 420,000 of which were granted to the Named Executives. The option price is equal to $15.15, the fair market value of the Common Shares on the date of grant. Information concerning these grants will be included in the appropriate tables in the Company's 2003 Proxy Statement.

OPTION EXERCISES AND HOLDINGS

     The following table summarizes information concerning unexercised options held by the Named Executives as of May 31, 2002. None of the Named Executives exercised options during Fiscal 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                  NUMBER OF COMMON SHARES      VALUE OF UNEXERCISED
                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                 OPTIONS AT 5/31/02 (#)(1)       AT 5/31/02 ($)(2)
                 -------------------------   -------------------------
                     NOT                         NOT
     NAME        EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
     ----        -----------   -----------   -----------   -----------
J. P. McConnell    219,800       303,200       729,950       378,300
J. S. Christie     170,000        90,000       580,154       247,936
J. T. Baldwin       90,400        88,600       294,100       201,650
E. A. Ferkany       60,800        97,200       181,900       119,100
R. V. Roberts       80,800        93,200       226,900       186,600

---------------

(1) All outstanding options were granted during prior fiscal years under the Worthington Industries, Inc. 1997 Long-Term Incentive Plan (the "LTIP") at the fair market value of the

    Common Shares on the date of grant. The options become exercisable in 20% per year increments on each anniversary of their effective date. In the event of a change in control of the Company (as defined in the LTIP), unless the Board of Directors explicitly provides otherwise, all stock options that have been outstanding at least six months before the date of such change in control become fully exercisable.

(2) Pre-tax value based on the spread between the exercise price and the May 31, 2002, closing price of $15.25 per share.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table summarizes information concerning incentive awards made to the Named Executives during Fiscal 2002 under the LTIP. None of the Named Executives received payouts under the LTIP for the award period that ended on May 31, 2002.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                                NON-STOCK PRICE-BASED PLANS
                          PERFORMANCE OR OTHER PERIOD     ----------------------------------------
        NAME              UNTIL MATURATION OR PAYOUT      THRESHOLD ($)   TARGET ($)   MAXIMUM ($)
        ----            -------------------------------   -------------   ----------   -----------
J. P. McConnell         Three year period ended 5/31/05      365,000       730,000      1,095,000
J. S. Christie          Three year period ended 5/31/05      182,500       365,000        547,500
J. T. Baldwin           Three year period ended 5/31/05       97,500       195,000        292,500
E. A. Ferkany           Three year period ended 5/31/05      135,000       270,000        405,000
R. V. Roberts           Three year period ended 5/31/05       92,500       185,000        277,500

     Payouts of awards are tied to achieving specified levels (threshold, target and maximum) of economic value added and of earnings per share growth for the performance period, with each performance measure carrying a 50% weighting. If the performance level falls between threshold and target, or between target and maximum, the award is prorated. Under the LTIP, payouts will generally be made in August following the end of the applicable performance period. Performance awards may be paid in cash, Common Shares, other property or any combination thereof, in the sole discretion of the Compensation and Stock Option Committee at the time of payment.

EXECUTIVE COMPENSATION REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Committee Report and the information under "Comparison of Five Year Cumulative Total Return" shall not be incorporated by reference into any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  GENERAL COMPENSATION PHILOSOPHY

     A basic philosophy of Worthington Industries, Inc. is that regular full-time, nonunion employees of the Company have a meaningful portion of their total compensation tied to the profitability of the Company. In furtherance of this philosophy, such employees in general participate in incentive compensation programs, such as the Company's cash profit sharing plan and the executive bonus plan which have been in place since the 1960's. Cash profit sharing, which covers the majority of the Company's employees, is computed as a fixed percentage of profits.

     The Company's CEO, its other executive officers and certain other key employees participate in an executive bonus program (the "Bonus Plan"). Under the Bonus Plan, bonuses paid to participants are based upon operating results and individual performance. Bonuses are paid quarterly and generally account for in excess of 45% of an executive's total compensation.

  COMPENSATION FOR EXECUTIVES

     Since bonus payments account for such a large percentage of total compensation and since bonuses are tied to the Company's operating performance, the largest variable in determining total compensation of the CEO, the executive officers and other participants in the Bonus Plan is the operating performance of the Company. However, bonuses can be adjusted, up or down, based on the individual's performance, as determined by his or her supervisor, the CEO or the Compensation and Stock Option Committee (the "Compensation Committee") as appropriate.

     In setting base salaries for the CEO and the executive officers, the Compensation Committee, which is comprised of outside directors, has reviewed information regarding compensation paid by other manufacturing companies of similar size to officers with similar responsibilities. It is the Compensation Committee's intent to set base salaries at levels so that when the Company performs well, the bonus payments (which are tied to Company performance) would put Company officers in the upper range of total compensation being paid to officers of comparable companies. Conversely, should the Company's performance be below that of comparable companies, total executive compensation would fall below the average compensation range.

  PERFORMANCE OF THE CEO

     Consistent with the philosophy of the Bonus Plan, profitability of the Company has been the primary variable in the compensation paid to John P. McConnell, the Company's CEO.

     In Fiscal 2002, the Company performed well in a challenging environment. Despite difficult economic conditions, made worse by the events of September 11, the Company showed steady improvement throughout the year. Operating earnings (eliminating the impact of restructuring charges and nonrecurring losses) increased, debt was repaid and cash was returned to shareholders through the payment of a regular dividend.

     As it did last year, management continued to take positive steps to position the Company for the future. Initiatives begun last year to focus on inventory levels and headcount reduction continue to show positive results. A consolidation plan announced in January affecting eight facilities across all lines of business is expected to result in elimination of overhead, better utilization of assets and improved profitability. The Committee is pleased with management's performance in Fiscal 2002, particularly as compared to other companies in the Company's industries.

     The Company's highly leveraged, incentive based executive pay programs are designed to reward management in good years and reduce compensation in weaker years. Consistent with that approach, pay for the CEO and other members of management increased in Fiscal 2002 compared to Fiscal 2001, which had been down significantly from the prior year. Better operating results in 2002 resulted in increased bonus payments for the year, although there were no payouts for performance awards granted under the Long-Term Incentive Plan because the specific financial targets were not achieved.

     At its May 2002 meeting, the Committee approved a base increase for Mr. McConnell from $400,000 to $485,000. This is Mr. McConnell's first increase in base pay since the fiscal year ended May 31, 1998, as he has specifically declined to accept base increases previously recommended by the Committee. Mr. McConnell's bonus compensation in Fiscal 2002 increased 14% from Fiscal 2001, but remained below Fiscal 2000 levels. As noted, no payments were made to the CEO under performance awards under the Long-Term Incentive Plan for the period ended May 31, 2002.

     Performance awards granted to the CEO in Fiscal 2002 are shown under the heading "EXECUTIVE COMPENSATION -- Long-Term Incentive Plan Awards" in the Company's 2002 Proxy Statement. The Company granted 200,000 stock options to the CEO as of June 3, 2002. See, "EXECUTIVE COMPENSATION -- Option Grants."

  INCENTIVE COMPENSATION

     Bonuses. Although the Bonus Plan is tied to current profitability, it also provides a balance between incentives for current and long-term profitability. Since the payment is based on current year income, the incentive toward current profitability is obvious. However, since future compensation for the officers will continue to be based in large part on the Bonus Plan, the Plan also provides incentives to assure the long-term profitability of the Company.

     Long-term Incentives. Pursuant to a Long-Term Incentive Plan ("LTIP") adopted in 1997, the Compensation Committee has implemented a long term incentive program which anticipates consideration of (i) annual stock option grants, and (ii) long-term performance awards based on achieving measurable financial criteria over a multiple-year period, with payment in cash, stock or stock awards for achievement of those goals. The Committee believes stock options and performance awards are both particularly appropriate methods of motivating and rewarding senior executives. Stock options align the interests of employee option holders with those of shareholders by providing value tied to stock price increases. Performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period.

     Performance awards granted to the CEO and other Named Executives in Fiscal 2002 are shown under the heading "EXECUTIVE COMPENSATION -- Long-Term Incentive Plan Awards" in the Company's 2002 Proxy Statement and the stock options granted to such persons as of June 3, 2002 are discussed under the heading "EXECUTIVE COMPENSATION -- Option Grants."

     Although the terms of the Company's 1990 Stock Option Plan and Long-Term Incentive Plan are flexible, all options granted in the past 15 years have been granted at 100% of the market value on the date of grant. As noted, pursuant to the long-term incentive program, the Compensation Committee currently intends to consider annual stock option grants and performance awards for the CEO and other selected executives. The Compensation Committee will continue to review the appropriate time for option grants for other employees. Among the factors which were considered for prior grants and which are likely to be considered for any new grants would be the position held by the participant in the Company, individual performance and the timing and amounts of previous grants.

  TAX DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code limits deductions for compensation paid to a publicly-held corporation's five most highly compensated executive officers to $1,000,000 per year per executive officer, excluding "performance based compensation" meeting certain requirements. Federal regulations issued under Section 162(m) define the provisions which compensatory plans must contain to qualify for the "performance based" exemption under
Section 162(m). The Company's 1990 Stock Option Plan qualifies for the exemption. The Compensation Committee intends to tailor the incentive programs under the LTIP to also qualify for the exemption. Since no officer's annual salary, plus bonuses, has reached $1,000,000, the Compensation Committee has not attempted to revise the Bonus Plan to satisfy the conditions for the exemption, but it may re-examine the matter if compensation paid thereunder would not otherwise be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of the Company. In all cases, however, whether or not some portion of a covered executive officer's compensation is tax deductible, the Company will continue to carefully consider the net cost and value to the Company of its compensation policies.

                            COMPENSATION AND STOCK OPTION COMMITTEE

                            John B. Blystone, Chairman
                            Michael J. Endres
                            Peter Karmanos, Jr.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five year cumulative return on the Company's Common Shares, the S&P 500 Stock Index, the S&P Industrials Index and the S&P Steel Index (formerly, Iron & Steel Index), in each case assuming that $100 was invested at May 31, 1997 and that dividends were reinvested when received. The S&P Steel Index, of which the Company is a component, is the most specific index relative to the Company's largest line of business.

                                                WOR                  S&P 500            S&P INDUSTRIALS           S&P STEEL
                                                ---                  -------            ---------------           ---------
May 1997                                         100                     100                    100                   100
May 1998                                          98                  130.68                 119.82                   100
May 1999                                       74.34                  158.16                 135.46                  86.4
May 2000                                       73.47                  174.73                 150.28                 64.75
May 2001                                       74.34                  156.29                 164.48                 69.75
May 2002                                       103.3                  134.65                 134.42                 83.19

CUMULATIVE TOTAL RETURN

                      MAY       MAY       MAY       MAY       MAY       MAY
                    1997($)   1998($)   1999($)   2000($)   2001($)   2002($)
                    -------   -------   -------   -------   -------   -------
  WOR               100.00     98.00     74.34     73.47     74.34    103.30
  S & P 500         100.00    130.68    158.16    174.73    156.29    134.65
  S & P
     INDUSTRIALS    100.00    119.82    135.46    150.28    164.48    134.42
  S & P STEEL       100.00    100.00     86.40     64.75     69.75     83.19

                              INDEPENDENT AUDITORS

     Ernst & Young LLP audited the Company's consolidated financial statements for Fiscal 2001. In light of the independence rules adopted by the SEC and the NYSE, the Board of Directors, upon recommendation of the Audit Committee, determined that the Company's outsourced internal audit services and the Company's independent audit services should not be rendered by the same independent public accounting firm. Thus, at a meeting held on August 23, 2001, the Board of Directors, upon recommendation of the Audit Committee, dismissed Ernst & Young LLP as the Company's independent auditors and approved the engagement of KPMG LLP as the Company's independent auditors for Fiscal 2002.

     The reports of Ernst & Young LLP on the Company's financial statements for Fiscal 2001 and Fiscal 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, the Company had no disagreements with Ernst & Young LLP during that time period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in connection with their report.

     KPMG LLP audited the Company's consolidated financial statements for Fiscal 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

  AUDIT FEES

     KPMG LLP has billed the Company $349,127 in the aggregate for professional services rendered for the audit of the Company's consolidated financial statements for Fiscal 2002 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during Fiscal 2002.

  FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES

     KPMG LLP rendered no professional services to the Company during Fiscal 2002 in connection with the design and implementation of financial information systems.

  ALL OTHER FEES

     KPMG LLP rendered no professional services rendered to the Company (other than those services covered under the heading "Audit Fees" above) during Fiscal 2002.

                           RELATED PARTY TRANSACTIONS

     The Company is a party to certain agreements relating to the rental of aircraft from (i) JMAC, Inc. ("JMAC"), a private investment firm substantially owned, directly or indirectly, by the McConnell Family and (ii) McAIR, Inc. ("McAIR"), a corporation wholly-owned by John H. McConnell. Under the agreement with JMAC, the Company leases, on a net basis, an aircraft for a rental fee of $74,025 per month. Under the agreement with McAIR, the Company leases an aircraft as needed for a rental fee per flight. For Fiscal 2002, the Company paid an aggregate amount of approximately $889,000 under the JMAC agreement and approximately $206,847 under the McAIR agreement. Based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates charged by JMAC and McAIR are no less favorable to the Company than those that could be obtained from the unrelated entities.

     During Fiscal 2002, the Company, either directly or through business expense reimbursement, paid approximately $226,000 to Double Eagle Club, a private golf club, owned by the McConnell Family (the "Club"). The Company uses the Club's facilities for Company functions and meetings, and for meetings, entertainment and overnight lodging for customers, suppliers and other business associates. Amounts charged by the Club to the Company are no less favorable to the Company than those that are charged to unrelated members of the Club.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than May 1, 2003, to be included in the Company's proxy materials relating to that Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable rules and regulations promulgated by the SEC. In any event, proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company no later than 30 days prior to the meeting.

     The SEC has promulgated rules related to the exercise of discretionary voting authority pursuant to proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders and does not notify the Company of the proposal by July 15, 2003, the proxies solicited by the Board of Directors for use at the 2003 Annual Meeting of Shareholders may be voted on the proposal without discussion of the proposal in the Company's proxy statement for that Annual Meeting.

     In each case, written notice must be given to the Company's Secretary, at the following address: Worthington Industries, Inc., 1205 Dearborn Drive, Columbus, Ohio 43085, ATTN: Secretary.

     Shareholders desiring to nominate candidates for election as directors at the 2003 Annual Meeting of Shareholders must follow the procedures described in "ELECTION OF DIRECTORS -- Meetings and Committees of the Board of
Directors -- Nominating/Governance Committee."

                                  10-K REPORT

     Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2002 are included the Worthington Industries, Inc. 2002 Annual Report which is being delivered with this Proxy Statement. Additional copies of these statements and the Company's Annual Report on Form 10-K for Fiscal 2002 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company's Investor Relations Department at 1205 Dearborn Drive, Columbus, OH 43085. The Form 10-K is also on file with the SEC, Washington, D.C. 20549.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no business that will be presented for action by the shareholders at the Annual Meeting other than the election of directors. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE OR TRANSMIT VOTING INSTRUCTIONS ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE.

                                          By order of the Board of Directors.

                                          DALE T. BRINKMAN, Secretary

Dated: August 29, 2002

             W O R T H I N G T O N   I N D U S T R I E S,   I N C.

                              P R O X Y   C A R D

The undersigned hereby constitutes and appoints John P. McConnell, John T. Baldwin and Dale T. Brinkman, or any of them, the proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") to be held at the Worthington Industries, Inc. Athletic Center, 905 Dearborn Drive, Columbus, Ohio, on September 26, 2002 at 2:00 p.m. EDT and at any adjournment, all of the Common Shares of the Company that the undersigned is entitled to vote at such meeting or any adjournment.

All Proxies previously given by the undersigned are hereby revoked. This Proxy will be voted as specified. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE THREE NOMINEES NAMED IN THE PROXY STATEMENT. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE ANNUAL MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON SUCH MATTERS OR FOR SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

Address Change/Comments:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  If you noted address changes or comments above, please mark the corresponding box on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  [X]    To vote, mark blocks in BLUE
         or BLACK Ink as in this example.

Vote on Directors


Election of three directors, each for a term of three      For  Withhold  For All    To withhold authority to vote, mark "For All
years expiring in 2005. Nominees: 01) John S. Christie     All     All    Except     Except" and write the nominee's number on
02) Michael J. Endres and 03) Peter Karmanos, Jr.          [ ]     [ ]    [ ]        the line below:

                                                                                   -------------------------------------------------

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In their discretion, the Proxies are authorized to vote upon such other business
(none known by the Company at the time of solicitation of this Proxy) as may properly come before the meeting and any adjournment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
PLEASE SIGN AND DATE THIS PROXY CARD ON THE LINES BELOW AND RETURN PROMPTLY IN
THE ENCLOSED ENVELOPE. Please sign your name exactly as it appears on this Proxy
Card. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, an authorized officer should sign in full corporate name. If the Common Shares represented by this Proxy are held in joint tenancy, both holders should sign this Proxy Card.

If any changes are required to your address, please cross through the current information and print the new information. The new address will be used by the Transfer Agent for all future communications, including proxies and dividend checks.

                   MARK HERE FOR ADDRESS CHANGES
                         AND NOTE ON THE REVERSE    [ ]

                          MARK HERE FOR COMMENTS
                         AND NOTE ON THE REVERSE    [ ]

                        MARK HERE IF YOU PLAN TO
                              ATTEND THE MEETING    [ ]

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


Signature:                                  Joint Owner Signature:
           ------------------------------                          -----------------------------
     Date:                                                   Date:
           ------------------------------                          -----------------------------

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